Exhibit 99.1

Investor Contact:	Laura Graves
Polycom, Inc.
408.586.4271
laura.graves@polycom.com

Press Contact:	Shawn Dainas
Polycom, Inc.
408.586.3768
shawn.dainas@polycom.com

Polycom Announces Revenues of $353 Million for Fourth Quarter 2012

• Sequential Revenue Growth in All Major Product Categories

San Jose, California – January 23, 2013 – Polycom, Inc. (Nasdaq: PLCM), the global leader in open standards-based unified communication and collaboration (UC&C), today reported financial results for the fourth quarter ended December 31, 2012.

Fourth quarter 2012 consolidated net revenues were $353 million, up 5 percent sequentially, growing in all product categories, compared to $335 million for the third quarter of 2012 and down 9 percent year-over-year compared to $386 million for the fourth quarter of 2011. Non-GAAP net income for the fourth quarter of 2012 was $31 million, or 17 cents per diluted share, compared to non-GAAP net income of $17 million or 10 cents per diluted share for the third quarter of 2012, and non-GAAP net income of $68 million, or 38 cents per diluted share for the fourth quarter of 2011. GAAP net income for the fourth quarter of 2012 was $2 million, or 1 cent per diluted share, compared to GAAP net income of $50 million, or 28 cents per diluted share, for the same period last year. All periods presented in this release have been adjusted to reflect the classification of Polycom’s Enterprise Wireless Solutions business as discontinued operations. The reconciliation between GAAP net income and non-GAAP net income is provided in the tables at the end of this release.

“Polycom has executed very well, demonstrating clear product leadership during the UC&C market transition in 2012,” stated Andrew M. Miller, Polycom President and Chief Executive Officer. “We are excited to begin 2013 with what we believe is the most comprehensive product portfolio in the industry and improved sales and go-to-market capabilities that enable new business models for collaboration, including software, cloud-delivered video, and virtualization.”

“We are pleased to report sequential revenue growth in all product categories, including UC Platform, which is above a quarter billion dollar per year run rate,” continued Eric Brown, Polycom Chief Operating Officer and Chief Financial Officer. “Services revenue also increased both sequentially and year-over-year in line with our increased focus on this area of the business.”

On a geographic basis, consolidated net revenues from continuing operations for the fourth quarter of 2012 were comprised of:

•	50 percent Americas, or $175.2 million, an increase of 2 percent sequentially and a decrease of 3 percent year-over-year;

•	26 percent Europe, Middle East, and Africa (EMEA), or $93.4 million, an increase of 19 percent sequentially and a decrease of 10 percent year-over-year; and

•	24 percent Asia Pacific, or $84.4 million, a decrease of 2 percent sequentially and a decrease of 18 percent year-over-year.

By product line, inclusive of its service component, consolidated net revenues from continuing operations for the fourth quarter of 2012 were comprised of:

•	UC Group Systems of $238.2 million, an increase of 5 percent sequentially, and a decrease of 8 percent year-over-year;

•	UC Personal Devices of $46.8 million, an increase of 2 percent both sequentially and year-over-year; and

•	UC Platform of $68.0 million, an increase of 6 percent sequentially and a decrease of 15 percent year-over-year.

In Q4 2012, Polycom generated a total of $66 million in operating cash flow and completed share repurchases of $5 million. Operating cash flow on a trailing 12 month basis was $187 million. Deferred revenue balances increased 2 percent sequentially to $250 million.

Q4 2012 Business Highlights

•	Announced a royalty-free license offering for an interoperable implementation of H.264 Scalable Video Coding (SVC) software technology.

•	Unveiled a comprehensive set of breakthrough products at our Strategy Day in October, including:

•

Polycom® RealPresence® CloudAXIS™ Suite, a software extension of the Polycom® RealPresence® Platform for private and public cloud deployments – available in both an enterprise and partner/service provider edition – that enables universal access to enterprise-grade video collaboration to any business (B2B) or consumer (B2C) at the highest quality, reliability, and security

•

Powerful Polycom RealPresence Platform enhancements, including the industry’s first open standards-based SVC (Scalable Video Coding), with 3X HD multipoint video call capacity for greater scalability, dramatically lower TCO, superior performance, and backwards—and forwards-compatibility to protect customer investments—all available through a software update

•	Polycom® RealPresence® Collaboration Server 800s, Virtual Edition, the industry’s first multi-protocol, integrated software MCU that runs on industry-standard servers

•

Next-generation video endpoints, including new Polycom® RealPresence® Group Series products, the new ultra-slim Polycom® RealPresence® VisualEdge™ Executive Desktop offering, and Polycom RealPresence software for PCs and mobile devices.

•

Launched Polycom® VVX® 600 solutions, offering workers a flexible and intuitive phone that integrates seamlessly with popular UC&C productivity applications and Bluetooth headsets for hands-free privacy. Users can also join video conferences via the optional Polycom VVX Camera, which Polycom also unveiled for both Polycom VVX 600 and Polycom® VVX® 500 business media phones.

•

Introduced a series of new customer financing options that help free customers from the limitations of quarterly capital expense budgets and allow more organizations to implement UC&C solutions that fully meet their needs.

•

Announced enhancements to the Company’s video content management solutions, including a new cloud-delivered version of the Polycom® RealPresence® Media Manager and Polycom® RSS™ 4000 v8.5, which help organizations record, stream, manage and view live and on-demand video content quickly, easily and cost-effectively.

•	Announced the worldwide availability of the Polycom® HDX® Series 3.1, a software update for the Company’s popular HDX video collaboration solution for executive desktops and rooms.

Earnings Call Details

Polycom will hold a conference call today, January 23, 2013, at 5:00 p.m. EST/2:00 p.m. PST to discuss its fourth quarter financial results. Andrew M. Miller, President and CEO, and Eric Brown, Chief Operating Officer and Chief Financial Officer, will host the call. You may participate by viewing the webcast at www.polycom.com/investors or, for callers in the U.S. and Canada, you may participate by calling 800.707.8704 and for callers outside of the U.S. and Canada, by calling 303.223.4360. The pass code for the call is “Polycom.” A replay of the call will also be available at www.polycom.com or, for callers in the U.S. and Canada, at 800.633.8284 and, for callers outside of the U.S. and Canada, at 402.977.9140. The access number for the replay is 21643789. A replay of the call will be available on www.polycom.com for at least three months.

Forward Looking Statements and Risk Factors

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding the comprehensiveness of our product portfolio and improved sales and go-to-market capabilities that enable new business models for collaboration, and future expectations for continued growth of our UC Platform revenues. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners; the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do; potential fluctuations in results and future growth rates; risks associated with global economic conditions and external market factors; the market acceptance of our products and changing market demands, including demands for differing technologies or product and services offerings; our ability to successfully integrate our acquisitions into our business; possible delays in the development, availability and shipment of new products due to engineering, manufacturing or other delays; increasing costs and differing uses of capital; changes in key personnel that may cause disruption to the business; the impact of restructuring actions; and the impact of global conflicts that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

GAAP to non-GAAP Reconciliation

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains, and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

About Polycom

Polycom is the global leader in open standards-based unified communications and collaboration (UC&C) solutions for voice and video collaboration, trusted by more than 415,000 customers around the world. Polycom solutions are powered by the Polycom® RealPresence® Platform, comprehensive software infrastructure and rich APIs that interoperate with the broadest set of communication, business, mobile and cloud applications and devices to deliver secure face-to-face video collaboration in any environment. Polycom and its ecosystem of over 7,000 partners provide truly unified communications solutions that deliver the best user experience, highest multi-vendor interoperability, and lowest TCO Visit www.polycom.com or connect with us on Twitter, Facebook, and LinkedIn to learn how we’re pushing the greatness of human collaboration forward.

© 2013 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom logo, and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Revenues:
Product revenues	$261,874	$303,461	$1,042,484	$1,138,050
Service revenues	91,152	82,769	350,144	264,139

Total revenues	353,026	386,230	1,392,628	1,402,189

Cost of revenues:
Cost of product revenues	109,506	120,906	426,369	439,995
Cost of service revenues	36,704	31,364	142,827	103,930

Total cost of revenues	146,210	152,270	569,196	543,925

Gross profit	206,816	233,960	823,432	858,264

Operating expenses:
Sales and marketing	116,312	113,401	464,353	428,829
Research and development	55,085	51,431	208,510	190,322
General and administrative	25,910	20,629	98,285	81,661
Amortization of purchased intangibles	2,512	2,671	9,830	5,542
Restructuring costs	195	4,657	22,024	9,396
Acquisition-related expenses	2,271	1,764	14,064	9,688

Total operating expenses	202,285	194,553	817,066	725,438

Operating income	4,531	39,407	6,366	132,826
Other income (expense), net	(858)	1,778	(3,868)	(1,672)

Income from continuing operations before provision for income taxes	3,673	41,185	2,498	131,154
Provision (benefit) for income taxes	39,081	(4,545)	38,056	5,246

Income (loss) from continuing operations	(35,408)	45,730	(35,558)	125,908
Income from operations of discontinued operations, net of taxes	2,178	3,843	9,888	9,906
Gain from sale of discontinued operations, net of taxes	35,425	—	35,425	—

Net income	$2,195	$49,573	$9,755	$135,814

Basic net income (loss) per share:
Income (loss) per share from continuing operations	$(0.20)	$0.26	$(0.20)	$0.71
Income per share from operations of discontinued operations, net of taxes	$0.01	$0.02	$0.06	$0.06
Gain per share from sale of discontinued operations, net of taxes	$0.20	$—	$0.20	$—

Basic net income per share	$0.01	$0.28	$0.06	$0.77

Diluted net income (loss) per share:
Income (loss) per share from continuing operations	$(0.20)	$0.26	$(0.20)	$0.69
Income per share from operations of discontinued operations, net of taxes	$0.01	$0.02	$0.06	$0.05
Gain per share from sale of discontinued operations, net of taxes	$0.20	$—	$0.20	$—

Diluted net income per share	$0.01	$0.28	$0.06	$0.75

Number of shares used in computation of net income (loss) per share:
Basic	175,519	176,729	176,878	176,426

Diluted	175,519	179,331	176,878	181,195

Note:	Earnings per share amounts for continuing operations, discontinued operations and net income, as presented above, are calculated individually and may not sum due to rounding differences.

As a result of the net loss from continuing operations for the three and twelve month periods ended December 31, 2012, all potentially issuable common shares have been excluded from the diluted shares used in the computation of earnings per share for those periods as their effect is anti-dilutive.

POLYCOM, INC.

Reconciliation of GAAP to Non-GAAP Net Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
GAAP net income	$2,195	$49,573	$9,755	$135,814
Income from operations of discontinued operations, net of tax	(2,178)	(3,843)	(9,888)	(9,906)
Gain from sale of discontinued operations, net of tax	(35,425)	—	(35,425)	—
Tax expense on company reorganization	38,836	—	38,836	—
Amortization of purchased intangibles	4,421	4,529	17,465	11,201
Restructuring costs	195	4,657	22,024	9,396
Acquisition-related expenses	2,271	1,764	14,064	9,688
Stock-based compensation expense	23,690	18,276	88,761	63,853
Effect of stock-based compensation on warranty rates	128	181	669	546
Severance costs associated with CFO retirement	—	—	929	—
Legal costs associated with the indemnification of a former officer	—	(87)	236	1,552
Impairment (recovery) of an investment in a private company	—	(421)	—	79
Benefit related to the resolution of a multi-year tax audit	—	—	—	(7,487)
Income tax effect of other non-GAAP exclusions	(3,444)	(6,696)	(25,612)	(20,078)

Non-GAAP net income	$30,689	$67,933	$121,814	$194,658

GAAP earnings per share:
Basic	$0.01	$0.28	$0.06	$0.77

Diluted	$0.01	$0.28	$0.06	$0.75

Non-GAAP earnings per share:
Basic	$0.17	$0.38	$0.69	$1.10

Diluted	$0.17	$0.38	$0.68	$1.07

Number of shares used in computation of GAAP earnings per share:
Basic	175,519	176,729	176,878	176,426
Diluted	175,519	179,331	176,878	181,195
Number of shares used in computation of non-GAAP earnings per share:
Basic	175,519	176,729	176,878	176,426
Diluted	177,953	179,331	178,945	181,195

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	December 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$477,073	$375,241
Short-term investments	197,196	159,426
Trade receivables, net	194,654	210,804
Inventories	99,960	93,284
Deferred taxes	48,916	37,282
Prepaid expenses and other current assets	55,454	51,241
Assets held for sale	—	67,130

Total current assets	1,073,253	994,408
Property and equipment, net	133,319	126,884
Long-term investments	50,333	56,772
Goodwill and purchased intangibles	608,802	623,121
Deferred taxes	28,406	23,356
Other assets	21,238	20,264

Total assets	$1,915,351	$1,844,805

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$89,983	$110,719
Accrued payroll and related liabilities	39,469	38,546
Taxes payable	4,736	—
Deferred revenue	158,482	138,486
Other accrued liabilities	63,018	59,288
Liabilities held for sale	—	14,119

Total current liabilities	355,688	361,158
Non-current liabilities
Deferred revenue	91,061	82,898
Taxes payable	15,598	16,813
Deferred taxes	236	558
Other non-current liabilities	22,079	13,262

Total liabilities	484,662	474,689
Stockholders’ equity	1,430,689	1,370,116

Total liabilities and stockholders’ equity	$1,915,351	$1,844,805

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve Months Ended
	December 31,	December 31,
	2012	2011
Cash flows from operating activities:
Net income	$9,755	$135,814
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,586	52,564
Amortization of purchased intangibles	20,318	21,742
Provision for excess and obsolete inventories	6,420	8,567
Provision for doubtful accounts	1,100	—
Stock-based compensation expense	89,245	65,262
Impairment of private company investments	—	79
Excess tax benefits from stock-based compensation	(9,297)	(13,430)
Loss on disposals of property and equipment	4,080	1,537
Net gain on sale of discontinued operations	(35,425)	—
Tax expense on company reorganization	38,836	—
Changes in assets and liabilities, net of the effect of acquisitions and divestitures:
Trade receivables	16,582	(63,009)
Inventories	(11,428)	2,545
Deferred taxes	(15,933)	(12,446)
Prepaid expenses and other assets	(8,835)	(3,190)
Accounts payable	(22,901)	22,816
Taxes payable	5,123	13,496
Other accrued liabilities	37,754	67,298

Net cash provided by operating activities	186,980	299,645

Cash flows from investing activities:
Purchases of property and equipment	(67,270)	(69,279)
Purchases of investments	(312,631)	(372,567)
Proceeds from sale of investments	52,286	41,461
Proceeds from maturities of investments	229,211	326,332
Net cash received from sale of discontinued operations	50,411	—
Net cash paid in purchase acquisitions	(4,583)	(163,630)

Net cash used in investing activities	(52,576)	(237,683)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	25,832	40,798
Repurchase and retirement of common stock	(67,901)	(64,937)
Excess tax benefits from stock-based compensation	9,297	13,430

Net cash used in financing activities	(32,772)	(10,709)

Net increase in cash and cash equivalents	101,632	51,253
Cash and cash equivalents, beginning of period	375,441	324,188

Cash and cash equivalents, end of period	$477,073	$375,441

These Condensed Consolidated Statements of Cash Flows include combined cash flows of continuing and discontinued operations.

The end of period cash and cash equivalents balance for December 31, 2011 includes $200 of cash included within “Assets held for sale” in the condensed consolidated balance sheets.

POLYCOM, INC.

Reconciliations of GAAP Measures to Non-GAAP Measures

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
GAAP cost of revenues used in inventory turns	$146,210	$152,270	$569,196	$543,925
Stock-based compensation expense	(2,532)	(1,591)	(10,204)	(6,267)
Effect of stock-based compensation on warranty rates	(128)	(181)	(669)	(546)
Amortization of purchased intangibles	(1,909)	(1,858)	(7,635)	(5,659)

Non-GAAP cost of revenues used in inventory turns	$141,641	$148,640	$550,688	$531,453

GAAP gross profit	$206,816	$233,960	$823,432	$858,264
Stock-based compensation expense	2,532	1,591	10,204	6,267
Effect of stock-based compensation on warranty rates	128	181	669	546
Amortization of purchased intangibles	1,909	1,858	7,635	5,659

Non-GAAP gross profit	$211,385	$237,590	$841,940	$870,736

Non-GAAP gross margin	59.9%	61.5%	60.5%	62.1%
GAAP sales and marketing expense	$116,312	$113,401	$464,353	$428,829
Stock-based compensation expense	(9,722)	(8,131)	(36,791)	(27,022)

Non-GAAP sales and marketing expense	$106,590	$105,270	$427,562	$401,807

Non-GAAP sales and marketing expense as percent of revenues	30.2%	27.3%	30.7%	28.7%
GAAP research and development expense	$55,085	$51,431	$208,510	$190,322
Stock-based compensation expense	(5,387)	(4,228)	(20,195)	(14,850)

Non-GAAP research and development expense	$49,698	$47,203	$188,315	$175,472

Non-GAAP research and development expense as percent of revenues	14.1%	12.2%	13.5%	12.5%
GAAP general and administrative expense	$25,910	$20,629	$98,285	$81,661
Stock-based compensation expense	(6,049)	(4,326)	(21,571)	(15,714)
Severance costs associated with CFO retirement	—	—	(929)	—
Legal costs associated with the indemnification of a former officer	—	87	(236)	(1,552)

Non-GAAP general and administrative expense	$19,861	$16,390	$75,549	$64,395

Non-GAAP general and administrative expense as percent of revenues	5.6%	4.2%	5.4%	4.6%
GAAP total operating expenses	$202,285	$194,553	$817,066	$725,438
Stock-based compensation expense	(21,158)	(16,685)	(78,557)	(57,586)
Amortization of purchased intangibles	(2,512)	(2,671)	(9,830)	(5,542)
Restructuring costs	(195)	(4,657)	(22,024)	(9,396)
Acquisition-related expenses	(2,271)	(1,764)	(14,064)	(9,688)
Severance costs associated with CFO retirement	—	—	(929)	—
Legal costs associated with the indemnification of a former officer	—	87	(236)	(1,552)

Non-GAAP total operating expenses	$176,149	$168,863	$691,426	$641,674

Non-GAAP total operating expenses as percent of revenues	49.9%	43.7%	49.6%	45.8%
GAAP operating income (loss)	$4,531	$39,407	$6,366	$132,826
Stock-based compensation expense	23,690	18,276	88,761	63,853
Effect of stock-based compensation on warranty rates	128	181	669	546
Amortization of purchased intangibles	4,421	4,529	17,465	11,201
Restructuring costs	195	4,657	22,024	9,396
Acquisition-related expenses	2,271	1,764	14,064	9,688
Severance costs associated with CFO retirement	—	—	929	—
Legal costs associated with the indemnification of a former officer	—	(87)	236	1,552

Non-GAAP operating income	$35,236	$68,727	$150,514	$229,062

Non-GAAP operating margin	10.0%	17.8%	10.8%	16.3%

POLYCOM, INC.

Summary of Stock-Based Compensation Expense

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Cost of sales - product	$873	$707	$3,593	$2,501
Cost of sales - service	1,659	884	6,611	3,766

Stock-based compensation expense in cost of sales	2,532	1,591	10,204	6,267

Sales and marketing	9,722	8,131	36,791	27,022
Research and development	5,387	4,228	20,195	14,850
General and administrative	6,049	4,326	21,571	15,714

Stock-based compensation expense in operating expenses	21,158	16,685	78,557	57,586

Total stock-based compensation expense	$23,690	$18,276	$88,761	$63,853